POWER OF ATTORNEY

      	The undersigned, as a Section 16 reporting person of Xenogen
	Corporation, the Company, hereby constitutes and appoints David W. Carter, William A. Albright, Jr., Jason M. Brady, David R. Boyko and Jacklyn M. Lobeck, and each of them, the undersigneds true and lawful attorney in fact to:

1.	complete and execute Forms 3, 4 and 5 and other forms and all amendments
	thereto as such attorney in fact shall in his or her discretion determine
	to be required or advisable pursuant to Section 16 of the Securities Exchange
	Act of 1934,as amended, and the rules and regulations promulgated thereunder,
	or any successor laws and regulations, as a consequence of the undersigneds
	ownership, acquisition or disposition of securities of the Company; and

2.	do all acts necessary in order to file such forms with the Securities and
	Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney in fact shall deem appropriate.

      	The undersigned hereby ratifies and confirms all that said attorneys in fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

      	This Power of Attorney shall remain in full force and effect until the
	undersigned is no longer required to file Forms 3, 4, and 5 with respect to
	the undersigneds holdings of and transactions in securities issued by the
	Company, unless earlier revoked by the undersigned in a signed writing
	delivered to the Company and the foregoing attorneys in fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be
	executed as of this 1 day of July, 2006.

Signature:  /s/ David A. DeNola
Print Name:  David A. DeNola
Print Title:  Vice President of Operations